                                                           Exhibit 10.17

                             PROGRESSIVE BANK, INC.

                           DEFERRED COMPENSATION PLAN

              Effective November 13, 1997, as amended and restated



                                              As adopted by the Board of
                                              Directors on November 13, 1997

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE 1 INTRODUCTION AND PURPOSE
          1.1  Establishment of the Plan ...................................   1
          1.2  Purpose of the Plan .........................................   1
          1.3  ERISA Not Applicable ........................................   1

ARTICLE 2 DEFINITIONS ......................................................   2

ARTICLE 3 PARTICIPATION
          3.1  Eligibility .................................................   4
          3.2  Enrollment ..................................................   4
          3.3  Duration of Election to Defer Compensation ..................   4
          3.4  Duration of Participation ...................................   4

ARTICLE 4 ADMINISTRATION
          4.1  Responsibility for Administration and Investment ............   5
          4.2  Authority of the Administrator ..............................   5
          4.3  Duties of the Administrator .................................   5
          4.4  Written Deferral Agreement ..................................   5
          4.5  Administrative and Investment Costs .........................   6

ARTICLE 5 PARTICIPANTS ACCOUNTS AND PLAN INVESTMENTS
          5.1  Establishment of Accounts ...................................   7
          5.2  Unsecured General Creditor ..................................   7
          5.3  Investment Options ..........................................   7
          5.4  Investment Elections ........................................   8
          5.5  Changes in Investment Elections .............................   8
          5.6  Transfers Upon Termination of Directorship or Employment ....   8
          5.7  Investment of Funds .........................................   8
          5.8  Investment of Fund Valuations ...............................   9

ARTICLE 6 DISTRIBUTIONS
          6.1  Distribution Upon Retirement Date or Death ..................   10
          6.2  Distribution Upon Termination Because of
               Disability ..................................................   10
          6.3  Distribution Upon Termination of Service Prior to
               Retirement Date for Reasons Other Than Death or Disability ..   10
          6.4  Modes of Distribution .......................................   10
          6.5  Deferred Distribution Dates .................................   11
          6.6  Payment Alternatives ........................................   11
          6.7  Beneficiary Designations ....................................   11
          6.8  Notice of Election Rights ...................................   12

                                                                             Page
                                                                             ----
ARTICLE 7 NON-ASSIGNABILITY
          7.1  Non-Assignability ...........................................   13
          7.2  Limitation on Payments ......................................   13

ARTICLE 8 AMENDMENT OR TERMINATION
          8.1  Amendment of Plan ...........................................   14
          8.2  Termination of Plan .........................................   14

ARTICLE 9 MISCELLANEOUS PROVISIONS
          9.1  No Right to Continued Directorship or Employment ............   15
          9.2  Construction of Language ....................................   15
          9.3  Headings ....................................................   15
          9.4  Governing Law ...............................................   15

                                    ARTICLE 1

                            INTRODUCTION AND PURPOSE

     1.1  Establishment of the Plan

          The Plan shall be known as the PROGRESSIVE BANK, INC. DEFERRED COMPENSATION PLAN. The Plan is effective as of November 13, 1997, established as of such date by the Bank's Board of Directors.

     1.2  Purpose of the Plan

          The purpose of the Plan is to provide for the deferral of (i) all or a portion of Director fees or other compensation by members of the Employer's Board of Directors and (ii) a portion of annual salary by a select group of management or highly compensated Employees of the Employer, whereby a designated amount of Director fees or other compensation (or Participant's annual salary) is deferred until one of the specified events in the Plan occurs, which permits all or part of the monies so deferred (together with any earnings, gains or losses, as provided for in the Plan), to be distributed to the Participant or a designated Beneficiary.

     1.3  ERISA Not Applicable

          This Plan is not intended to be subject to or covered by the participation, vesting, funding or fiduciary requirements of ERISA, and shall in all cases be construed and interpreted in a manner consistent with that intent.

                                    ARTICLE 2

                                   DEFINITIONS

The following words and phrases used in the Plan shall have the following meanings, unless a different meaning is plainly required by the context:

     2.1  "Accounting Date" means each business day of the month.

     2.2  "Administrator" means the Plan administrator.

     2.3 "Bank" means Progressive Bank Inc., 1301 Route 52, P.O. Box 7000, Fishkill, New York, or any successor thereto.

     2.4 "Beneficiary" means the person, persons or legal entity provided for the Participant to receive any undistributed Deferred Compensation which becomes payable in the event of the Participant's death, including any designated contingent beneficiary or beneficiaries.

     2.5 "Deferral Election Form" shall mean the form attached as Exhibit "A".

     2.6 "Deferred Compensation" means that portion of the Participant's Director fees (or other compensation) or annual salary which the Participant and Employer mutually agree to defer, until the conditions for distribution of such amounts as set forth in Article 6 are met.

     2.7 "Director" means a member of the Board of Directors of the Employer, as constituted from time to time.

     2.8 "Disability" for Directors means total and permanent disability as determined by the Plan Administrator. "Disability" for Employee Participants means eligibility for disability benefits under the provisions of the Pawling Savings Bank long-term disability plan.

     2.9 "Distribution Election Form" shall mean the form attached hereto as Exhibit "B".

     2.10 "Effective Date" means November 13, 1997.

     2.11 "Employee" means any person providing personal services to the Employer.

     2.12 "Employer" means the Bank, Pawling Savings Bank, and any affiliate (within the meaning of Section 407(d)(7) of ERISA) of the Bank.

     2.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.14 "Investment Election Form" shall mean the form attached as Exhibit
          "C".

     2.15 "Participant" means any Director or Employee who fulfills the eligibility and enrollment requirements for participation in the Plan, as set forth in Article 3.

     2.16 "Plan" means the Progressive Bank, Inc. Deferred Compensation Plan, effective November 13, 1997, as herein set forth, and as it may be amended from time to time.

     2.17 "Plan Year" means the period November 13, 1997 through December 31, 1997 and each calendar year thereafter.

     2.18 "Retirement Date" for Directors means a severance of the Participant's relationship with the Employer's Board of Directors (other than by Disability or death), on account of retirement. "Retirement Date" for Employees means a severance of the Participant's employment relationship with the Employer (other than by Disability or death), which renders the Participant eligible to file for and receive retirement benefits from the Retirement Plan of Pawling Savings Bank in RSI Retirement Trust, as amended from time to time.

     2.19 "Termination of Service" means a severance of either the Director Participant's relationship with the Employer's Board of Directors or the Employee Participant's employment relationship with the Employer, prior to his Retirement Date, Disability or death.

                                    ARTICLE 3

                                  PARTICIPATION

     3.1  Eligibility

          Only specific Employees or the class or classes of Employees designated by resolution of the Directors, shall be eligible to become Participants in accordance with Section 3.2. The specific Employees or the class or classes of Employees eligible to become Participants shall be limited by the Directors to a select group of management or highly compensated Employees. In addition, members of the Employer's Board of Directors shall also be eligible to become Participants in accordance with Section 3.2.

     3.2  Enrollment

          Any Director or Employee eligible to participate in accordance with
          Section 3.1 shall become a Participant upon agreeing in writing, on a Deferral Election Form to be provided by the Administrator, to a deferral of (i) all or a portion of Director fees or other compensation, or (ii) a portion of annual salary, as follows:

          (a) For Directors: Commencing with the first day following the later of (i) the Plan's Effective Date and (ii) written notification to the Administrator of an election to defer all or a portion of the Participant's Director fees or other compensation (expressed as either a dollar amount or percentage), in accordance with the Plan; or

          (b) For Employees: Commencing with the first full Employer pay period following the later of (i) the Plan's Effective Date and (ii) written notification to the Administrator of an election to defer a portion of the Participant's annual salary (expressed as either a dollar amount or percentage), in accordance with the Plan.

     3.3  Duration of Election to Defer Compensation

          Once an election to defer has been made by the Participant, the election with respect to such Deferred Compensation shall continue in effect until (i) revoked, modified, or suspended by the Participant in a writing sent to the Administrator, or (ii) the Participant's Retirement Date, Disability, death, or Termination of Service, pursuant to Article 6.

     3.4  Duration of Participation

          A Participant shall continue participation in the Plan until such time as the Participant is no longer deferring any portion of Director fees (or other compensation) or his annual salary and all amounts credited to the Participant's Plan account have been distributed.

                                    ARTICLE 4

                                 ADMINISTRATION

     4.1  Responsibility for Administrator and Investment

          The Plan shall be administered by a Plan Administrator, who shall be an officer or Employee of the Employer, to be chosen by the Employer. The Administrator shall be responsible for all functions related to the management of Plan accounts and their distribution, in accordance with the provisions of the Plan.

     4.2  Authority of the Administrator

          The Administrator shall have the full power and authority to promulgate, adopt, amend, or revoke such rules and regulations as are necessary to implement and maintain the Plan, consistent with the provisions of the Plan.

          The Administrator shall have the authority to require such supportive information, documents, or evidence, as is deemed necessary, in order to carry out the Administrator's responsibilities under the Plan.

          The Employer reserves the power to rule on any matter involving construction of the Plan and interpretation of the terms and provisions thereof, and may exercise said authority or delegate such authority to the Administrator. Any decision hereunder on any such matter shall be final and binding upon all parties.

     4.3  Duties of the Administrator

          Whenever a Director or Employee becomes eligible for a deferral of Director fees (or other compensation) or annual salary, the Director or Employee shall receive from the Administrator a Deferral Election Form for the purpose of stating the amount or percentage of Director fees (or other compensation) or annual salary to be deferred, as well as a notification that (i) such deferred amounts shall not, to the extent provided by the applicable law, be included as a part of the Director's earned income or the Employee's annual salary with respect to federal, state or local income taxes, and (ii) with respect to Federal "FICA" and "FUTA" taxes, the deferred amounts shall not be included as earned income for Directors, but will be included as annual salary for Employee Participants.

     4.4  Written Deferral Agreement

          The Employer shall enter into a written Deferral Election Form, Distribution Election Form, and Investment Election Form with each Participant, which shall address: (i) the obligations contained in the Plan; (ii) the method of payout upon events specified in the Plan;
          (iii) the amounts of Director fees (or other compensation) or annual salary to be deferred; (iv) the name of any Beneficiary or

          Beneficiaries; and (v) such other information as the Employer or the Administrator deems necessary to administer the Plan.

     4.5  Administrative and Investment Costs

          It is the intent of the Employer that the Plan shall not be implemented or administered so as to be an expense to the Employer, other than for the Employer's obligation to pay the Deferred Compensation as provided in the Plan. Any expenses associated with the Plan, including but not limited to, administrative and investment costs, may be charged against the Participants' accounts on a pro rata basis, as determined by the Employer and/or the Administrator. The Employer and/or Administrator shall report to the Board of Directors of the Bank, from time to time, the Plan costs (if any), so that the Board of Directors of the Bank can properly analyze these costs. Included among such costs, but not limited thereto, shall be the costs (if any), of making investments, accounting for Deferred Compensation, and providing information to eligible Employees and Participants.

                                    ARTICLE 5

                   PARTICIPANTS ACCOUNTS AND PLAN INVESTMENTS

     5.1   Establishment of Accounts

          The Administrator shall establish a bookkeeping account for each Participant, which account shall be credited as of each date of the Participant's Director fees (or other compensation) or annual salary is deferred. Subject to Section 4.5, each account shall also be credited with any increase, or charged with any decrease, incurred by the Employer and attributable to any investment and/or crediting of Deferred Compensation under Section 5.3. Notwithstanding the foregoing, all accrued benefits under the Bank's and Pawling Savings Bank's former deferred compensation plans shall be converted (on November 13, 1997) into initial credits to the accounts of Participants, with such credits to be made as of the Plan's Effective Date.

          The Employer is only under a contractual obligation to make payments under the Plan in accordance with this Article 5, as payments become due hereunder, and the Employer is not a guarantor of the Plan. The Board of Directors of the Bank shall not be liable for any claims raised by any Employee, Participant, or Beneficiary, by reason of participation in, or receipt of benefits from, the Plan. All Participants shall accept any policy established, or determinations made, by the Administrator or Board of Directors of the Bank concerning the resolution of any Plan accounting or recordkeeping errors or omissions.

     5.2  Unsecured General Creditor

          Title to, and beneficial ownership of, any assets, whether in cash or investments (including any common stocks, life insurance policies, annuity contracts or mutual fund accounts), which the Employer may earmark to pay or measure any Deferred Compensation under the Plan, shall, at all times, remain as part of the general assets of the Employer. A Participant and any Beneficiary or Beneficiaries shall not have any property interest whatsoever in any specific asset of the Employer on account of the election to defer any Director fees (or other compensation) or annual salary under the Plan. To the extent that any person acquires a right to receive payments from the Employer under the terms of the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

     5.3  Investment Options

          Upon enrollment in the Plan under Section 3.2, each Participant shall request, either within the Agreement for Deferral of Compensation or on another form to be provided for such purpose by the Administrator, the portion of Deferred Compensation to be invested in one or more investment funds as may be made available by the Employer in its sole discretion. The Employer is under no obligation to offer such investment fund or funds, or to honor such Participant request hereunder. Any such investment fund or funds hereunder shall be authorized by the Board of Directors of the Bank.

     5.4  Investment Elections

          Each Participant may request that the Participant's Deferred Compensation account be invested 100% in any of the then available investment funds, if any, or alternatively, in any combination of then available investment funds (so long as the total equals 100%). A Participant's investment request shall specify the multiples of said Deferred Compensation account which may be invested in each of the said investment funds. Such requests shall be acted upon by the Employer in its sole discretion.

     5.5  Changes in Investment Elections

          A Participant's investment request for the Participant's Deferred Compensation account may be changed for a following calendar year, provided the revised investment request is filed with the Administrator prior to the beginning of the calendar year, on a form to be provided by the Administrator. A Participant, while still an Employee or Director, may request by written notification to the Administrator, no more often than four (4) time during each Plan Year, to transfer, in multiples of 25%, the value of the Participant's account balance, if any, in any then available investment fund, to any other available investment fund, effective with respect to such account balance value held on the Accounting Date coincident with or next following implementation of such request by the Administrator.

     5.6  Transfers Upon Termination of Directorship or Employment

          Prior to the commencement of installment payments, a Participant who has terminated his directorship or employment on account of Disability or otherwise, or retired on a Retirement Date, may request a one time irrevocable transfer, in multiples of 25%, of the value of the Participant's account balance in any investment fund to any other investment fund. Upon advance written notice to the Administrator, this transfer may, at the Administrator's discretion, be effective with respect to the account balance value held on the Accounting Date coincident with or next following implementation of such request by the Administrator.

     5.7  Investment of Funds

          The Administrator, upon the approval of the Board of Directors of the Bank, may invest any or all Plan funds, and, at the direction of the Board of Directors of the Bank, may contract with an agent or agents to assist in such investment. Plan investments may be made in the name of the Employer or through a trust arrangement established by the Employer. The Board of Directors of the Bank reserves the authority, without advance notice to the affected Participants, to eliminate any or all of the investment funds created by the Plan, if any, and may direct the Administrator to reinvest, or withhold from investment, funds affected by such action, in any manner consistent with the provisions of the Plan.

     5.8  Investment Fund Valuations

          Investment funds under the Plan, if any, are to be valued as of each Accounting Date, so that the value of each Participant's account can be determined as of any Accounting Date pursuant to a uniform system of accounting. The Administrator may, in his sole discretion, provide each Participant with a statement of account following the end of each calendar year, and may provide more frequent statements as deemed appropriate.

          All withdrawals and distributions made under the Plan shall be made in accordance with Article 6, subject to any applicable federal, state or local tax withholding law.

          A Participant's account shall be valued for a single-sum or installment payment as of the Accounting Date coincident with or immediately following receipt by the Administrator of written notification of the Participant's Retirement Date, Disability, death or Termination of Service; unless the Participant has elected to commence payment at a later date, in which event, in the case of either a single lump-sum or installment payment, the Participant's account shall be valued as of the Accounting Date coincident with or immediately next following implementation of said payment date by the Administrator. The Administrator, to the extent reasonable and practicable, after initially determining an installment payment date, shall use that date as the uniform payment date every applicable month.

                                    ARTICLE 6

                                  DISTRIBUTIONS

     6.1  Distribution Upon Retirement Date or Death

          Subject to the provisions of Section 5.2, upon the Retirement Date or death of a Participant, Plan payments shall be distributed to the Participant, or to a Beneficiary or Beneficiaries in the case of death, in the manner set forth in Section 6.4; provided, however, that in the case of a Retirement Date, the Participant has advised the Administrator in writing at least seven (7) days prior to the intended Retirement Date. If a Participant does not provide such advance written notice, the Administrator may delay, in his sole discretion, the initial installment or single lump-sum payment for such additional period of time as he shall require.

     6.2  Distribution Upon Termination Because of Disability

          Subject to the provisions of Section 5.2, upon the termination of service of a Participant because of Disability, Plan payments shall be distributed to the Participant in the manner set forth in Section 6.4.

     6.3 Distribution Upon Termination of Service Prior to Retirement Date for Reasons Other Than Death or Disability

          Subject to the provisions of Section 5.2, upon the Participant's Termination of Service prior to Retirement Date for any reason other than death or Disability, Plan payments shall be distributed to the Participant in the manner set forth in Section 6.4.

     6.4  Modes of Distribution

          In the event of a Participant's Retirement Date, death, Disability or Termination of Service, the entire value of the Participant's account balance shall be distributed in a single lump-sum payment, provided that said Participant has not made a written request to the Administrator for the selection of one of the Section 6.6 payment alternatives, Option (A) or Option (B), which request has been approved by the Administrator. Such request shall be made at least seven (7) days prior to the effective date of Retirement Date, Disability or Termination of Service. The Administrator's decision concerning a Participant's request for one of the available payment alternatives shall be made in the sole discretion of the Administrator, consistent with the best interests of the Employer.

          Such request hereunder may be subsequently modified upon the written request of the Participant to the Administrator, in the sole discretion of the Administrator, consistent with the best interests of the Employer.

     6.5  Deferred Distribution Dates

          In lieu of a distribution under Section 6.4, a Participant may request to defer a distribution payable as a result of Disability, Retirement Date or Termination of Service, by written request to the Administrator at least seven (7) days prior to the effective date of Disability, Retirement Date or Termination of Service. Approval of such request shall be made in the sole discretion of the Administrator, consistent with the best interests of the Employer.

          Such request hereunder, may be subsequently modified upon the written request of the Participant to the Administrator, in the sole discretion of the Administrator, consistent with the best interests of the Employer.

     6.6  Payment Alternatives

          Option (A)

          Monthly, quarterly or annual installments over a period not to exceed fifteen (15) years; provided, however, that total monthly payments during any calendar year shall not be less than the annual amount to be paid under the following annual payment formula:

               (i) On a calendar year basis, the value of the Participant's account on the Accounting Date immediately preceding the day on which the installment is payable, multiplied by a fraction of one divided by the number of years remaining, and

               (ii) The amount of each subsequent installment on a calendar year basis, based on the remaining value, including any investment earnings in the Participant's account on the Accounting Date immediately preceding the day on which an installment is payable during said year, multiplied by a fraction of one, divided by the number of installments chosen, less the number of years elapsed since the commencement of installment payments.

          Option (B)

          A combination of both (i) a single lump-sum payment, and (ii) monthly, quarterly or annual installment payments, pursuant to Option (A), above.

     6.7  Beneficiary Designations

          At the time a Participant makes a request for a form of distribution under Section 6.6, the Participant shall specify the payment alternative applicable to a Beneficiary or Beneficiaries in the event the Participant should die prior to receiving the full amount of the Participant's account balance, and said alternative may be the same or different from the alternative elected for the Participant.

          If a Participant entitled to receive, or receiving, a distribution under the Plan should die prior to the time the Participant has received the full amount to which entitled at the date of death, all remaining amounts shall be paid to the deceased Participant's Beneficiary or Beneficiaries, according to the Participant's form of election as specified in the above paragraph, or, if the Beneficiary or Beneficiaries are deceased, or if no Beneficiary was selected by the Participant, to the Participant's estate in a single lump-sum.

     6.8  Notice of Election Rights

          The Administrator shall develop, to the extent practicable, reasonable procedures providing that, upon receipt of notification of a Participant's Retirement Date, Disability or Termination of Service, the Administrator shall notify each Participant who has not requested a payment alternative pursuant to this Article, in order that said Participant may make such a payment alternative request. Any request for a payment alternative or other distribution under this Article shall be subject to the approval of the Administrator in his sole and absolute discretion.

                                    ARTICLE 7

                                NON-ASSIGNABILITY

     7.1  Non-Assignability

          The Plan and any Agreement for Deferral of Compensation entered into between the Employer and a Participant, and the benefits, procedures or payments thereunder are non-assignable and non-transferable, and shall not be sold, assigned, pledged, commuted, transferred or otherwise conveyed by any Participant or Beneficiary.

          The Employer shall be the owner of all Deferred Compensation hereunder and shall be the grantor of any trust and sole beneficiary of any investment fund contract or contracts entered into pursuant to the Plan. The Administrator, or his agents, shall be the custodian of any such investment fund contracts and the Administrator, or his agents, shall take the steps necessary to provide a place of safekeeping for any such contracts.

          Except as otherwise required by applicable law, any Deferred Compensation payments made pursuant to the Plan shall not be subject to attachment, garnishment, or execution, or to transfer by operation of law in the event of a Participant's or a Beneficiary's bankruptcy or insolvency.

     7.2  Limitation on Payments

          The Plan shall not provide for the payment of amounts other than amounts of Deferred Compensation under the Plan and amounts, if any, earned thereon. The Employer and Board of Directors of the Bank shall have no responsibility, contractual or otherwise, for Participant investment requests made in accordance with the Plan, nor for any loss of Participant account values resulting from such requests, to the extent honored by the Employer.

                                    ARTICLE 8

                            AMENDMENT OR TERMINATION

     8.1  Amendment of Plan

          The Board of Directors of the Bank shall have the authority, by majority vote, to amend the Plan from time to time. No amendment or modification shall affect the rights of Participants or their Beneficiaries to the receipt of Director fees (or other compensation) or annual salary deferred prior to any such amendment or modification.

     8.2  Termination of Plan

          The Board of Directors of the Bank shall have the authority, by majority vote, to terminate the Plan at any time, or to substitute a new plan of deferred compensation. Upon termination of the Plan: (i) each Participant's full Director fees (or other compensation) or annual salary, to the extent not already deferred, will be thereupon restored; and (ii) the Administrator shall treat all Participants as if they had a Termination of Service date on the date of Plan termination, and pay to each Participant Deferred Compensation in accordance with Section 6.4. Any substitution of a new plan for the Plan shall provide for the retention by the Employer of all amounts already deferred under the Plan, and may, in the sole discretion of the Employer, provide for distribution of said amounts in accordance with Participant requests pursuant to Section 6.4.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

     9.1  No Right to Continued Directorship or Employment

          Neither the establishment of the Plan, nor any provisions of the Plan, nor any action of the Administrator or the Employer, shall be held or construed to confer upon any Director or Employee any right to a continuation of (i) a position on the Board of Directors or (ii) employment by the Employer. The Employer reserves the right to (i) deal with any Director, or (ii) dismiss or otherwise deal with any Employee to the same extent and in the same manner that it would if the Plan had not been adopted.

     9.2  Construction of Language

          Wherever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender shall be deemed to refer equally to the female gender. Any reference to a section number shall refer to a section of the Plan, unless otherwise indicated.

     9.3  Headings

          The headings of articles and sections are included solely for convenience of reference, and if there be any conflict between the text of such headings and the text of the Plan, the text within the Plan sections shall control.

     9.4  Governing Law

          The Plan shall be construed, administered and governed in all respects under applicable federal law and the laws of the State of New York, without regard to the choice of law or conflict of law rules recognized by such state. The Board of Directors of the Bank shall have authority to make any changes in the Plan necessary to conform its terms with the requirements of applicable federal and state law.

                                                           Exhibit "A"

                         PROGRESSIVE BANK, INC.
                       DEFERRED COMPENSATION PLAN

                       --------------------------

                         Deferral Election Form

                       --------------------------

     AGREEMENT, made this ____ day of ________, 199__, by and between _____________ (the "Participant"), and Progressive Bank, Inc. (the "Company").

     WHEREAS, the Company has restated its Deferred Compensation Plan (the "Plan"), consolidated it with companion plans that Pawling Savings Bank was maintaining, and the participant is eligible to participate in said Plan;

NOW THEREFORE, it is mutually agreed as follows:

     1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of --

     / / ___% or $________ of the Participant's salary over the remaining calendar year and each calendar year hereafter until this election is revoked, modified, or superseded.

     /  /  ___% or $________ of any cash bonuses awarded to the Participant.

     / / ___% or $________ of the Participant's annual retainer for services as a director ___ of the Company, and/or ____ of the Bank.

     / / ___% or $________ of any other fees that the Participant receives for services as a director _____ of the Company, and/or of ____ the Bank.

     / / ___% or $________ of any other compensation that the Participant receives for services as a director ____ of the Company, and/or of ____ the Bank.

     2. This election will take effect for the payroll period beginning after after the date of this Agreement (or, for directors, the fist day following the date of this Agreement), and shall apply only compensation earned after the execution of this Agreement.

     3. This election will continue in force until December 31st of the calendar year in which it becomes effective, and thereafter until either revoked, modified, or superseded by the Participant in a writing sent to the Company or until the Participant ceases to be a Plan Participant or until the Plan is terminated by appropriate corporate action, whichever shall first occur.

Deferral Election Form
Page 2 of 2

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                          PARTICIPANT

----------------------------           -------------------------------------

Witnessed by:                          PROGRESSIVE BANK, INC.

                                     By
----------------------------           --------------------------------------
                                       A duly authorized Administrator of the
                                       Plan




                                    A-2